EXHIBIT 1.A(8)(B)(VII)


                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT


         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Insurance Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

         WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

         WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

         WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

         NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Fund and the Underwriter agree as follows:

         1. The Participation Agreement is hereby amended by substituting for the original Schedule A an amended Schedule A in the form attached hereto which adds the Corporate Benefits Variable Universal Life policy to the list of Contracts funded by the Separate Accounts.

Executed this 1st day of December, 1999.


Security Life of Denver Insurance Company      Variable Insurance Products Fund


BY:      /s/ Gary W. Waggoner                  BY:      /s/ Robert C. Pozen
   -------------------------------------          ------------------------------
         Gary W. Waggoner                               Robert C. Pozen
         Vice President, General Counsel                Senior Vice President
         and Corporate Secretary
                                               Fidelity Distributors Corporation


                                               BY:      /s/ Kevin J. Kelly
                                                        Kevin J. Kelly
                                                        Vice President

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                      Contracts Funded
Date Established by Board of Directors            By Separate Account
--------------------------------------            -------------------

Security Life Separate Account Al            o  The Exchequer Variable Annuity
(November 3, 1993)                              (Flexible Premium Deferred
                                                Combination Fixed and Variable
                                                Annuity Contract)

Security Life Separate Account Ll            o  First Line (Flexible Premium
(November 3, 1993)                              Variable Life Insurance Policy)
                                             o  Strategic Advantage Variable
                                                Universal Life (Flexible Premium
                                                Variable Universal Life
                                                Insurance Policy)
                                             o  FirstLine II Variable Universal
                                                Life (Flexible Premium Variable
                                                Life Insurance Policy)
                                             o  Strategic Advantage II Variable
                                                Universal Life (Flexible Premium
                                                Variable Life Insurance)
                                             o  Variable Survivorship Universal
                                                Life (Flexible Premium Variable
                                                Life Insurance)
                                             o  Corporate Benefits Variable
                                                Universal Life (Flexible Premium
                                                Variable Life Insurance)


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